EXHIBIT 99.1

Yext, Inc. Announces Second Quarter Fiscal 2020 Results
Yext Transforms Search with Brand Verified Answers

–	Second Quarter Revenue grew by 32% Year-over-Year to $72.4 Million

–	Unearned Revenue Increased 42% Year-over-Year to $122.7 Million

–	Issues Revenue Guidance of $75.5 Million - $76.5 Million for the Third Quarter Fiscal 2020

–	Updates Revenue Guidance for Fiscal 2020 to $299 Million - $301 Million

NEW YORK, August 29, 2019 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the platform for Brand Verified Answers in search, today announced its results for the three months ended July 31, 2019, or the Company's second quarter of fiscal 2020.
“We closed another strong quarter, with solid revenue growth driven by some of the biggest brands worldwide, including our first CPG brand with no physical retail stores. The second quarter represented a tipping point for Yext, from a product-based solution to a platform-based solution for our customers,” said Howard Lerman, Founder and Chief Executive Officer of Yext. “The paradigm shift taking place in the world of search, from keywords to questions, has created a massive market opportunity for Yext. We are responding to that opportunity with Yext Answers, and customer interest is strong.”
“We continue to build a strong sales team, with nearly a 35% increase in hiring quota carrying salespeople year over year,” Lerman continued. “We are building momentum across the business, across all geographies, vertical markets, the enterprise and mid-market. As a result, we are preparing to support Yext’s long-term growth with the expansion of our teams and facilities worldwide, including investing in the build-out of our new Global Headquarters in New York during the second half of the year.”

Second Quarter Fiscal 2020 Highlights:
Note to the reader: Yext adopted the revenue accounting standard ASC 606 for its fiscal year ended January 31, 2019 and the results for all periods presented below are reported on that basis.

•	Revenue of $72.4 million, a 32% increase as compared to the $54.9 million reported in the second quarter fiscal 2019.

•
Gross Profit of $53.1 million, a 30% increase as compared to the $40.8 million reported in the second quarter fiscal 2019. Gross margin of 73.4% as compared to 74.4% reported in second quarter fiscal 2019. The slightly lower margin was driven by increased cost of revenue, including from the timing of one-time publishing fees.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $29.3 million increased 51% as compared to the $19.4 million net loss in second quarter fiscal 2019. The increased loss was driven primarily by higher operating expenses, due to an overall increase in headcount, including sales and marketing, in connection with efforts to acquire new customers and the impact of new leases in New York City, Washington D.C., and London.

•
Non-GAAP net loss of $12.7 million increased 52% as compared to the $8.4 million non-GAAP net loss in the second quarter fiscal 2019. The increased loss was driven primarily by higher operating expenses, due to an overall increase in headcount, including sales and marketing, in connection with efforts to acquire new customers and the impact of new leases in New York City, Washington D.C., and London.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•	Net loss per share of $0.26 in the second quarter of fiscal 2020 compared to a net loss per share of $0.20 in the second quarter of fiscal 2019.

•	Non-GAAP net loss per share of $0.11 in the second quarter of fiscal 2020 compared to a non-GAAP net loss per share of $0.09 in the second quarter of fiscal 2019.

•
Net loss per share and non-GAAP net loss per share were based on 111.8 million weighted-average basic shares outstanding for the second quarter of fiscal 2020 and 97.5 million weighted-average basic shares outstanding for the second quarter of fiscal 2019.

•
Balance Sheet: Cash, cash equivalents and marketable securities of $274.2 million as of July 31, 2019, an increase of $131.4 million from January 31, 2019. Unearned revenue of $122.7 million as of July 31, 2019, an increase of $36.5 million from July 31, 2018.

•
Remaining Performance Obligations ("RPO"): RPO as of July 31, 2019 was $259.0 million, with $241.7 million expected to be recognized over the next 24 months and the balance to be recognized thereafter. RPO does not include amounts under contracts subject to certain accounting exclusions.

•
Cash Flow: Net cash used by operating activities for the second quarter of fiscal 2020 was $11.4 million as compared to net cash used by operating activities of $4.4 million in the same period of fiscal 2019.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:

•
Yext appoints Mary Fratto Rowe as the company’s Executive Vice President and Chief Customer Officer. Bringing more than 30 years of experience in customer success and leadership at companies like Salesforce and Accenture to her new role, Rowe will lead Yext’s customer success organization.

•	Named a top 10 workplace on the 2019 list of Best Workplaces in New York by Fortune and Great Place to Work®.

•	Announced a new global integration with Hootsuite, the global leader in social media management, that allows mutual customers to manage all of their reviews and social channels from a single platform.
Financial Outlook:
Yext is also providing the following guidance for its third fiscal quarter ending October 31, 2019 and the fiscal year ending January 31, 2020.

•	Third Quarter Fiscal 2020 Outlook:

•	Revenue is projected to be $75.5 million to $76.5 million.

•	Non-GAAP net loss per share is projected to be $0.19 to $0.18 which assumes 113.6 million weighted-average basic shares outstanding.

•	Full Year Fiscal 2020 Outlook:

•	Revenue is projected to be $299 million to $301 million.

•	Non-GAAP net loss per share is projected to be $0.41 to $0.43, which assumes 111.9 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 0367689.
A replay will be available domestically at (877)-344-7529 or internationally at (412) 317-0088, passcode 10134244, until midnight (ET) Sept. 19, 2019.

About Yext
The customer journey starts with a question. And consumers expect answers. Yext puts businesses in control of their facts online with brand-verified answers in search. By serving accurate, consistent, brand-verified answers to consumer questions, Yext delivers authoritative information straight from the source - the business itself - no matter where or how customers are searching. Taco Bell, Marriott, Jaguar Land Rover, and businesses around the globe use Yext to capture consumer intent and drive digital discovery, engagement, and revenue - all from a single source of truth. Yext’s mission is to provide perfect answers everywhere.
Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin, Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo and the Washington, D.C. area.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our third fiscal quarter 2020 and full year fiscal 2020 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully expand and compete in new geographies and industry verticals; our ability to recruit and retain our sales force including in enterprise and midmarket; our ability to expand our publishing network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; the impact of newly adopted accounting standards on our financial results and guidance; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to

Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
Conrad Grodd, Vice President
Yext Investor Relations
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$268,801	$91,755
Marketable securities	5,394	51,021
Accounts receivable, net of allowances of $119 and $256, respectively	37,033	55,341
Prepaid expenses and other current assets	13,776	14,135
Costs to obtain revenue contracts, current	20,242	17,817
Total current assets	345,246	230,069
Restricted cash	12,100	—
Property and equipment, net	14,208	11,077
Operating lease right-of-use assets	110,314	—
Costs to obtain revenue contracts, non-current	18,339	18,366
Goodwill	4,566	4,660
Intangible assets, net	1,550	1,960
Other long term assets	1,830	996
Total assets	$508,153	$267,128
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$43,070	$44,236
Unearned revenue, current	122,731	135,544
Operating lease liabilities, current	6,911	—
Total current liabilities	172,712	179,780
Operating lease liabilities, non-current	108,699	—
Other long term liabilities	1,603	2,799
Total liabilities	283,014	182,579
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2019 and January 31, 2019; zero shares issued and outstanding at July 31, 2019 and January 31, 2019	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2019 and January 31, 2019; 119,187,662 and 108,678,234 shares issued at July 31, 2019 and January 31, 2019, respectively; 112,682,328 and 102,172,900 shares outstanding at July 31, 2019 and January 31, 2019, respectively	119	109
Additional paid-in capital	588,255	398,882
Accumulated other comprehensive loss	(1,971)	(1,428)
Accumulated deficit	(349,359)	(301,109)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	225,139	84,549
Total liabilities and stockholders’ equity	$508,153	$267,128

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2019	2018	2019	2018
Revenue	$72,373	$54,923	$141,081	$105,911
Cost of revenue	19,269	14,086	35,742	26,886
Gross profit	53,104	40,837	105,339	79,025
Operating expenses:
Sales and marketing	52,371	38,298	98,769	74,125
Research and development	12,686	9,983	22,592	17,712
General and administrative	18,344	12,060	33,535	23,598
Total operating expenses	83,401	60,341	154,896	115,435
Loss from operations	(30,297)	(19,504)	(49,557)	(36,410)
Interest income	1,377	402	2,283	759
Interest expense	(79)	(35)	(132)	(72)
Other expense, net	(203)	(219)	(409)	(389)
Loss from operations before income taxes	(29,202)	(19,356)	(47,815)	(36,112)
(Provision for) benefit from income taxes	(89)	(40)	(435)	(325)
Net loss	$(29,291)	$(19,396)	$(48,250)	$(36,437)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.20)	$(0.44)	$(0.38)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	111,777,703	97,511,660	109,159,753	96,248,506

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(899)	$(12)	$(585)	$(105)
Unrealized gain on marketable securities, net	7	113	42	111
Total comprehensive loss	$(30,183)	$(19,295)	$(48,793)	$(36,431)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six months ended July 31,
	2019	2018
Operating activities:
Net loss	$(48,250)	$(36,437)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,822	3,241
Provision for bad debts	19	353
Stock-based compensation expense	29,825	19,021
Deferred income taxes	(58)	(57)
Amortization of deferred financing costs	117	66
Amortization of (discount) premium on marketable securities	(129)	47
Amortization of operating lease right-of-use assets	4,710	—
Changes in operating assets and liabilities:
Accounts receivable	17,927	16,489
Prepaid expenses and other current assets	72	(3,690)
Costs to obtain revenue contracts	(2,563)	(4,659)
Other long term assets	(1,058)	(94)
Accounts payable, accrued expenses and other current liabilities	(561)	5,706
Unearned revenue	(12,205)	(2,397)
Operating lease liabilities	(2,399)	—
Other long term liabilities	114	(605)
Net cash used in operating activities	(10,617)	(3,016)
Investing activities:
Purchases of marketable securities	—	(24,692)
Maturities of marketable securities	45,797	31,067
Capital expenditures	(4,449)	(2,703)
Net cash provided by investing activities	41,348	3,672
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	147,000	—
Payments of deferred common stock offering issuance costs	(530)	—
Proceeds from exercise of stock options	9,167	10,165
Payments of deferred financing costs	(260)	(159)
Proceeds, net from employee stock purchase plan withholdings	3,647	2,479
Net cash provided by financing activities	159,024	12,485
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(609)	(353)
Net increase in cash, cash equivalents and restricted cash	189,146	12,788
Cash, cash equivalents and restricted cash at beginning of period	91,755	34,367
Cash, cash equivalents and restricted cash at end of period	$280,901	$47,155

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended July 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$19,269	$(988)	$18,281
Gross profit	$53,104	$988	$54,092
Sales and marketing	$52,371	$(8,229)	$44,142
Research and development	$12,686	$(3,058)	$9,628
General and administrative	$18,344	$(4,334)	$14,010
Loss from operations	$(30,297)	$16,609	$(13,688)
Net loss	$(29,291)	$16,609	$(12,682)
Net loss margin	(40.5)%	23.0%	(17.5)%

	Three months ended July 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$14,086	$(646)	$13,440
Gross profit	$40,837	$646	$41,483
Sales and marketing	$38,298	$(5,669)	$32,629
Research and development	$9,983	$(2,086)	$7,897
General and administrative	$12,060	$(2,627)	$9,433
Loss from operations	$(19,504)	$11,028	$(8,476)
Net loss	$(19,396)	$11,028	$(8,368)
Net loss margin	(35.3)%	20.1%	(15.2)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Six months ended July 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$35,742	$(1,806)	$33,936
Gross profit	$105,339	$1,806	$107,145
Sales and marketing	$98,769	$(15,069)	$83,700
Research and development	$22,592	$(5,630)	$16,962
General and administrative	$33,535	$(7,320)	$26,215
Loss from operations	$(49,557)	$29,825	$(19,732)
Net loss	$(48,250)	$29,825	$(18,425)
Net loss margin	(34.2)%	21.1%	(13.1)%

	Six months ended July 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$26,886	$(1,212)	$25,674
Gross profit	$79,025	$1,212	$80,237
Sales and marketing	$74,125	$(9,439)	$64,686
Research and development	$17,712	$(3,642)	$14,070
General and administrative	$23,598	$(4,728)	$18,870
Loss from operations	$(36,410)	$19,021	$(17,389)
Net loss	$(36,437)	$19,021	$(17,416)
Net loss margin	(34.4)%	18.0%	(16.4)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended July 31,
	2019	2018
Net loss	$(29,291)	$(19,396)
Stock-based compensation expense	16,609	11,028
Non-GAAP net loss	$(12,682)	$(8,368)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.20)

Stock-based compensation expense per share	0.15	0.11
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.09)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	111,777,703	97,511,660

	Six months ended July 31,
	2019	2018
Net loss	$(48,250)	$(36,437)
Stock-based compensation expense	29,825	19,021
Non-GAAP net loss	$(18,425)	$(17,416)

Net loss per share attributable to common stockholders, basic and diluted	$(0.44)	$(0.38)

Stock-based compensation expense per share	0.27	0.20
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.18)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	109,159,753	96,248,506